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                                                                     EXHIBIT 23


                             [HENRY & PETERS, PC LETTERHEAD]

                             CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Jacksonville Bancorp, Inc.


We consent to the use of our report dated November 15, 2000, on the consolidated financial statements of Jacksonville Bancorp, Inc. and subsidiaries as of September 30, 2000 and 1999, and for each of the years in the three-year period ended September 30, 2000, in Jacksonville Bancorp, Inc.'s Form 10-K for the year ended September 30, 2000.

                                   /s/ HENRY & PETERS, P.C.
                                   ----------------------------
                                   HENRY & PETERS, P.C.


Tyler, Texas
December 12, 2000